UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

MANAS PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

____________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction: _________________________________________

	(5)	Total fee paid: _________________________________________

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: _________________________________________

	(2)	Form, Schedule or Registration Statement No.: _________________________________________

	(3)	Filing Party: _________________________________________

	(4)	Date Filed: _________________________________________

NOTICE TO THE STOCKHOLDERS OF
MANAS PETROLEUM CORPORATION

If you want to vote by proxy via the Internet for the annual meeting of stockholders of Manas Petroleum Corporation to be held on July 8, 2009, and you have not yet received your voting code, please contact us at +41 44 718 10 30 or AGM@manaspetroleum.com. Please contact us by 11.59 P.M. Eastern Time on Monday, July 6, 2009 and be ready to provide us with information that we can use to verify your identity, including your name, address and the number of shares that you hold as well as a scan or fax of your passport or other government issued photo identification.

Before you vote, we encourage you to access and review all of the important information contained in the proxy material. This material can be viewed by clicking the following hyperlink: http://www.manaspetroleum.com/s/AGM.asp.

We want to remind you that if your shares are held in a stock brokerage account or by a bank, or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the annual meeting. If you wish to vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the annual meeting. Please refer to the materials that can be viewed by clicking the following hyperlink: http://www.manaspetroleum.com/s/AGM.asp.